SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                   FORM 8-A/A
                                 AMENDMENT NO. 1
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              VANGUARD INDEX FUNDS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


STATE OF DELAWARE                             SEE BELOW
-------------------------                     ---------------------------
(STATE OF INCORPORATION OF ORGANIZATION)      (IRS EMPLOYER
                                              IDENTIFICATION NO.)

C/O         VANGUARD INDEX FUNDS              19482
            P.O. BOX 2600 VALLEY FORGE, PA    (ZIP CODE)
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:   Exchange                 I.R.S. Employer
                                                           Identification Number

Vanguard Total Stock Market       American Stock Exchange        23-2590839
   ETF Shares
Vanguard Extended Market          American Stock Exchange        23-2582763
   ETF Shares
Vanguard Large-Cap ETF Shares     American Stock Exchange        23-2755204
Vanguard Mid-Cap ETF Shares       American Stock Exchange        23-2952932
Vanguard Small-Cap ETF Shares     American Stock Exchange        52-0794097
Vanguard Growth ETF Shares        American Stock Exchange        23-2695174
Vanguard Value ETF Shares         American Stock Exchange        23-2695173
Vanguard Small-Cap Growth         American Stock Exchange        23-2953099
   ETF Shares
Vanguard Small-Cap Value          American Stock Exchange        23-2953110
   ETF Shares

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 2-56846

     Securities to be registered pursuant to Section 12(g) of the Act: None


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Reference is made to the Registrant's Post-Effective Amendment Nos. 102 and 103 to the Registration Statement on Form N-1A (Securities Act file number 2-56846 and Investment Company Act file number 811-02652, respectively (collectively, the "Registration Statement")), which is incorporated herein by reference.

ITEM 2. EXHIBITS

1. Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

2. Registrant's Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

3. Form of Global Certificate for the Registrant's Securities is filed herewith.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                        VANGUARD INDEX FUNDS


DATE: July 5, 2006                                      By: /s/ Heidi Stam
                                                           ----------------

                                                        Heidi Stam
                                                        Secretary